UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 25, 2016

Premier, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36092	35-2477140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13034 Ballantyne Corporate Place

Charlotte, NC 28277

(Address of Principal Executive Offices) (Zip Code)

(704) 357-0022

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On November 28, 2016 Premier, Inc. (“Premier”) announced that its consolidated subsidiary, Premier Supply Chain Improvement, Inc. (“PSCI”), entered into a membership interest purchase agreement (the “Purchase Agreement”) dated as of November 25, 2016 by and among PSCI, GNYHA Holdings, LLC (the “Seller”), and the guarantors named in the Purchase Agreement, pursuant to which PSCI has agreed to purchase (1) the remaining 50% of the issued and outstanding limited liability company membership interests of Innovatix, LLC (“Innovatix”) that are not currently owned by PSCI and (2) all of the issued and outstanding limited liability company membership interests of Essensa Ventures, LLC (“Essensa” and together with Innovatix, the “Acquired Companies”).

Innovatix is a leading supply chain solutions company and group purchasing organization (GPO) serving more than 32,000 facilities in multiple classes of trade, including senior living facilities (assisted living, continuing care retirement communities, independent living and skilled nursing), independent medical oncologists and pharmacies (home infusion, long-term care, mail order and retail). Essensa is a national GPO delivering procurement solutions and supply chain efficiencies to classes of trade not served by Innovatix, including ambulatory care, surgery centers, imaging centers, behavioral/mental health clinics and clinical laboratories. Both Innovatix and Essensa specialize in group purchasing in the continuum of care market, or institutional healthcare providers that are outside the acute care hospital or health system.

The aggregate cash purchase price is $325.0 million, of which $227.5 million will be paid at the closing and $97.5 million will be paid (1) on January 10, 2017, if the closing occurs prior to that date, or (2) at the closing, if the closing occurs on or after January 10, 2017. The purchase price will be adjusted, on a dollar-for-dollar basis (1) upward or downward, as the case may be, to the extent working capital at closing (limited to 50% of working capital related to Innovatix due to PSCI’s existing 50% ownership interest) is less than or greater than $6.5 million, (2) upward or downward, as the case may be, to reflect the actual cash and cash equivalents of the Acquired Companies at closing (limited to 50% of actual cash and cash equivalents of Innovatix due to PSCI’s existing 50% ownership interest), (3) upward or downward, as the case may be, to reflect the actual indebtedness of the Acquired Companies at closing (limited to 50% of actual indebtedness of Innovatix due to PSCI’s existing 50% ownership interest), and (4) upward or downward, as the case may be, to reflect the amount of transaction expenses of the Seller. Premier expects to fund the acquisition with borrowings under its revolving credit facility.

In addition, the Purchase Agreement provides for a graduated earn-out opportunity for the Seller ranging from $18.5 million to $43.0 million based on tiered Company Parties’ Adjusted EBITDA (as defined in the Purchase Agreement) targets for the Acquired Companies ranging from $60.1 million to $73.1 million during the period from July 1, 2016 through and including June 30, 2017.

As part of the transaction, Premier’s Board of Directors (the “Board”) and the Conflict Advisory Committee of the Board (acting through only its independent director members), each received a fairness opinion from their respective financial advisors stating that the transaction was fair, from a financial point of view, to Premier. In addition, the independent directors on each of the Conflict Advisory Committee and the Board’s Member Agreement Review Committee reviewed the transaction from a “fair process” and “fair price” perspective, respectively.

The Purchase Agreement contains customary representations, warranties and covenants. Claims related to the Seller’s general representations and warranties will survive for 18 months. Claims related to any intentional misrepresentation or fraud by the Seller and taxes will survive until the date the respective applicable statute of limitations for such items expires. Claims related to certain additional fundamental representations and warranties, such as due authorization for the transaction and ownership of the membership interest, will survive indefinitely.

The Seller’s indemnification obligation excludes individual or related claims that do not exceed $25,000 (the “Mini-Basket”), and the Seller shall have no indemnification obligation if the aggregate amount of all claims in excess of the Mini-Basket does not exceed $2,437,500 (the “Basket Amount”). In the event that aggregate indemnification claims exceed the Basket Amount, the Seller’s indemnification obligation shall include all claims for damages (including the Basket Amount). Damages resulting from intentional misrepresentation or fraud by the Seller or the Acquired Companies, or from any misrepresentation, breach or inaccuracy of any representation or warranty made in the fundamental representations or tax matters are excluded from the Mini-Basket and the Basket Amount limitations. The Seller’s indemnification obligation is generally subject to an aggregate cap of $32.5 million. With respect to damages arising out of any misrepresentation, breach or inaccuracy of any representation or warranty regarding employee benefits, health care regulatory compliance, and/or HIPAA and privacy laws, the maximum indemnification obligation is $39.0 million. With respect to damages arising out of any intentional misrepresentation or fraud by the Seller or a Company Party, any misrepresentation, breach or inaccuracy of any representation or warranty made in the fundamental representations or regarding tax matters, the maximum indemnification obligation shall not exceed an amount equal to the purchase price, as adjusted. With respect to certain damages related to Innovatix, the Seller will only be liable for 50% of such damages due to PSCI’s existing 50% ownership interest.

The Seller and its affiliates are subject to non-solicitation provisions with respect to employees, customers, vendors or suppliers, and business relationships for a seven-year period after closing, subject to customary carveouts. In addition, the Seller and its affiliates are subject to non-compete provisions generally with respect to the provision of group purchasing and supply chain consulting services to non-acute healthcare providers and the provision of group purchasing services to non-healthcare providers for a seven-year period post-closing, subject to limited carveouts with respect to certain group purchasing activities and supply chain consulting services.

Certain current executive officers of the Acquired Companies executed employment agreements that become effective only upon the closing of the acquisition. The Purchase Agreement provides that in the event that the first tier of the earn-out opportunity target is satisfied (i.e., Company Parties’ Adjusted EBITDA greater than or equal to $60.1 million) and certain of those persons who execute employment agreements are entitled to receive a retention bonus payment, the Seller shall reimburse Premier an amount equal to the retention bonus payment up to an amount not to exceed $3.0 million in the aggregate.

Premier currently intends to maintain the Acquired Companies’ operations headquartered in New York, New York. Premier expects to integrate the Acquired Companies into Premier’s supply chain services segment.

The transaction does not require the approval of Premier’s stockholders and is not conditioned on receipt of financing by Premier or PSCI. The acquisition is anticipated to close during Premier’s 2017 second fiscal quarter ending December 31, 2016, subject to the satisfaction of certain customary closing conditions for transactions of this type, including delivery of executed employment agreements with certain key employees of the Acquired Companies, delivery of executed non-competition and non-solicitation agreements with certain officers of the Seller and the Acquired Companies, the execution of a transition services agreement, accuracy of representations and warranties and performance of required covenants and agreements, and the absence of any events occurring after the date of the agreement that would have or be reasonably expected to have a material adverse effect on the Acquired Companies.

Generally, the Purchase Agreement may be terminated by PSCI or the Seller if the closing does not occur by January 31, 2017, for other customary reasons related to a material breach of representations, warranties, covenants or other agreements, or in the event of a governmental order prohibiting the transaction.

The foregoing summary of the Purchase Agreement and the transaction does not purport to be a complete description and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto.

The filing of this Current Report on Form 8-K shall not be deemed an admission by Premier that the transaction described herein is material.

Item 7.01	Regulation FD

On November 28, 2016, Premier issued a press release announcing its entry into the Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 hereto and is not and shall not be deemed “filed” as part of this Form 8-K.

Forward-Looking Statements

Statements made under Item 1.01 of this Form 8-K, or furnished with this Form 8-K under Item 7.01 (including the press release referred to under Item 7.01 and furnished herewith as Exhibit 99.1), that are not statements of historical or current facts, such as those related to Premier’s ability to provide enhanced product and service offerings, deepen its existing relationships and expand its customer base, the realization of expected long-term growth prospects and identified synergies, the timing and amount of revenue and earnings accretion, tax benefits and other financial contributions, if any, from the acquisition, the expected closing date and future operations and integration matters described herein, and the statements in the accompanying press release furnished herewith under the heading “Updated fiscal 2017 financial guidance” are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future financial performance, events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential factors that could affect Premier’s financial results is included from time to time in the “Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC and available on Premier’s website at http://investors.premierinc.com. You should carefully read these reports. Forward looking statements speak only as of the date they are made. Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Membership Interest Purchase Agreement, dated as of November 25, 2016 by and among Premier Supply Chain Improvement, Inc., GNYHA Holdings, LLC, and the guarantors named therein

99.1	Press Release of Premier, Inc., dated November 28, 2016 (furnished herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier, Inc.

By:	/s/ Susan D. DeVore
	Name:	Susan D. DeVore
	Title:	Chief Executive Officer and President

Date: November 28, 2016